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                                                                    EXHIBIT 11.1

                     BELL & HOWELL COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

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                                                                     THIRTEEN WEEKS ENDED    TWENTY-SIX WEEKS
                                                                                                  ENDED
                                                                     --------------------  --------------------
                                                                     JUNE 29,   JUNE 28,   JUNE 29,   JUNE 28,
                                                                       1996       1997       1996       1997
                                                                     ---------  ---------  ---------  ---------
Net earnings:
  Earnings before extraordinary items..............................  $   3,344  $   4,610  $   5,197  $   6,660
  Extraordinary losses.............................................     (2,585)       (67)    (2,585)      (972)
                                                                     ---------  ---------  ---------  ---------
    Net earnings...................................................  $     759  $   4,543  $   2,612  $   5,688
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Average number of common shares and equivalents outstanding:
  Primary..........................................................     18,636     18,473     18,601     18,430
  Fully diluted....................................................     18,636     18,558     18,626     18,525
Net earnings per common share:
  Primary:
    Earnings before extraordinary items............................  $    0.18  $    0.25  $    0.28  $    0.36
    Extraordinary losses...........................................      (0.14)        --      (0.14)     (0.05)
                                                                     ---------  ---------  ---------  ---------
    Net earnings per common share..................................  $    0.04  $    0.25  $    0.14  $    0.31
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Fully diluted:
    Earnings before extraordinary items............................  $    0.18  $    0.25  $    0.28  $    0.36
    Extraordinary losses...........................................      (0.14)        --      (0.14)     (0.05)
                                                                     ---------  ---------  ---------  ---------
    Net earnings per common share..................................  $    0.04  $    0.25  $    0.14  $    0.31
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
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